CareView Communications, Inc. 10-Q

EXHIBIT 3.01

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070762003-37
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/06/2007 1:49 PM
	Entity Number E0764622007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	CAREVIEW COMMUNICATIONS, INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	PARACORP INCORPORATED Name 318 N. Carson St., Suite 208 — Carson City — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 320,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. STEVE JOHNSON Name 5000 Legacy Drive, Suite 480 — Plano — TX 75024 Street Address — City — State Zip Code 2. TOMMY THOMPSON Name 5000 Legacy Drive, Suite 480 — Plano — TX 75024 Street Address — City — State Zip Code 3. ALLEN WHEELER Name 5000 Legacy Drive, Suite 480 — Plano — TX 75024 Street Address — City — State Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be: Information technology provider to the healthcare industry
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	STEVE JOHNSON — X [signature] Name — Signature 5000 Legacy Drive, Suite 480 — Plano — TX 75024 Address — City — State Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 11/2/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

Articles of Incorporation

CAREVIEW COMMUNICATIONS, INC.

3.	Shares:

The total number of shares of stock of all classes which the Corporation has authority to issue is 320,000,000 shares, of which 300,000,000 shall be common stock, with a par value of $.001 per share (“Common Stock”), and 20,000,000 shares shall be preferred stock, with a par value of $.001 per share (“Preferred Stock”).

4.	Additional Directors:

Henry Burkhalter

5000 Legacy Drive, Suite 480

Plano, TX 75024

David Webb

5000 Legacy Drive, Suite 480

Plano, TX 75024